                                                                  EXHIBIT 3.84.1

                           ARTICLES OF INCORPORATION
                                       OF
                           PAXSON/R & R NETWORK, INC.



         The undersigned, acting as incorporator of PAXSON/R & R NETWORK, INC., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.


                                ARTICLE I.  NAME

         The name of the corporation is:

                           PAXSON/R & R NETWORK, INC.


                              ARTICLE II.  ADDRESS

         The mailing address of the corporation is:

                         601 Clearwater Park Road
                         West Palm Beach, Florida 33401


                    ARTICLE III.  COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence at 8:00 A.M. on the date of filing of these Articles of Incorporation.


                              ARTICLE IV.  PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                         ARTICLE V.  AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.

              ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 601 Clearwater Park Road, West Palm Beach, Florida 33401 and the name of the corporation's initial registered agent at that address is William L. Watson.


                  ARTICLE VII.  INITIAL BOARD OF DIRECTORS

         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the initial director is:

                 Name                             Address
                 ----                             -------

                 Lowell W. Paxson                 601 Clearwater Park Road
                                                  West Palm Beach, Florida 33401


                          ARTICLE VIII.  INCORPORATOR

     The name and street address of the incorporator is:

                 Name                             Address
                 ----                             -------

                 William L. Watson                601 Clearwater Park Road
                                                  West Palm Beach, Florida 33401

     The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                              ARTICLE IX.  BYLAWS

     The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                             ARTICLE X.  AMENDMENTS

     The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.



              The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 12 day of June, 1996.


                                        /s/ William L. Watson
                                        ----------------------------------------
                                        William L. Watson, Incorporator

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That PAXSON/R & R NETWORK, INC., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 601 Clearwater Park Road, City West Palm Beach, State of Florida, has named William L. Watson, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.


                                 /s/ William L. Watson
                                 ----------------------------------------
                                 William L. Watson, Registered Agent